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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Amendment No. 4 to the Registration Statement No. 333-85141 of Huntsman ICI Chemicals LLC of our report on the financial statements of Huntsman Specialty Chemicals Corporation dated February 26, 1999 (July 1, 1999 as to Note 14), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP
Houston, Texas

January 25, 2000